Exhibit 10.2

Non–Competition, Non–Solicitation, and Confidentiality Agreement

This Non–Competition, Non–Solicitation, and Confidentiality Agreement, dated as of January 16, 2019 (this “Agreement”), is made by and among Glacier Bancorp, Inc. (“GBCI”), Glacier Bank, a wholly owned subsidiary of GBCI (“Glacier Bank”), FNB Bancorp (“FNB”), The First National Bank of Layton, a wholly owned subsidiary of FNB (“First National Bank”), and the undersigned, each of whom is a director of FNB and First National Bank (each, a “Director”).

Recitals

A.

FNB and First National Bank have entered into a Plan and Agreement of Merger, dated January 16, 2019 (the “Merger Agreement”), with GBCI and Glacier Bank. Under the terms of the Merger Agreement, FNB will merge with and into GBCI, First National Bank will merge with and into Glacier Bank (collectively, the “Merger”), and the former branches of First National Bank will operate as a division of Glacier Bank (the “Division”).

B.

The parties to this Agreement believe that the future success of GBCI, Glacier Bank, and the Division following the Merger requires that no Director be affiliated in any substantial way with a Competing Business for a reasonable period of time after closing of the Merger or, if applicable, termination of such Director’s service as a post-Merger member of the Division’s advisory board (the “Advisory Board”).

Agreement

In consideration of the parties’ performance under the Merger Agreement, each Director agrees as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

a.

A “Competing Business” means any depository, financial institution, wealth management company, or trust company, or holding company thereof (including without limitation any start-up bank or bank in formation), operating anywhere within the Covered Area.

b.	The “Covered Area” means the following counties in the State of Utah: Box Elder County, Davis County, Morgan County, Salt Lake County, Summit County, Utah County, and Weber County.

c.

The “Term” means, with respect to each Director, the period of time beginning on the Effective Date and ending on the later to occur of (i) two (2) years after the Effective Date or, if applicable, (ii) one (1) year following the termination of any service by such Director as a post-Merger member of the Advisory Board; provided, however, that in no event shall the Term exceed four (4) years after the Effective Date.

2.

Participation in Competing Business. Except as provided in Section 5 or 6, during the Term, each Director agrees not to become involved with a Competing Business in any capacity or serve, directly or indirectly, a Competing Business in any manner, including without limitation (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) during the organization and pre-opening phases in the formation of a Competing Business; provided, however, that for the avoidance of doubt, the restrictions set forth herein shall not prevent a Director from using services of any Competing Business that are generally available to the public.

3.

Non-Solicitation. During the Term, each Director agrees not to, directly or indirectly, either for himself or herself or for any other person, solicit or attempt to solicit: (a) any employees or independent contractors of GBCI or GBCI’s subsidiaries, divisions, or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business; (b) any customers, business partners, or joint venturers of GBCI or GBCI’s subsidiaries, divisions, or affiliates to transfer their business to a Competing Business or to reduce such customers’, business partners’ or joint venturers’ business or cease doing business with GBCI or GBCI’s subsidiaries, divisions, or affiliates; or (c) the termination of an employment or contractual relationship between GBCI or GBCI’s subsidiaries, divisions, or affiliates and any employee, independent contractor, customer, business partner, or joint venturer. Solicitation prohibited under this Section 3 includes solicitation by any means, including without limitation meetings, letters, or other direct mailings, electronic communications of any kind, and internet communications; provided, however, that nothing contained in this Section 3 is intended to prohibit general advertising or general solicitation not directed at such employees, general contractors, customers, business partners, or joint venturers.

4.	Confidential Information.

a.

Confidentiality. During and after the Term, each Director shall not at any time, directly or indirectly, divulge, reveal, or communicate any Confidential Information of FNB, First National Bank, GBCI or GBCI’s subsidiaries, divisions, or affiliates obtained by the Director while serving as a director of FNB and/or First National Bank (or, if applicable, as a post-Merger member of the Advisory Board) to any person or use any Confidential Information for his or her own benefit or for the benefit of any other person. For purposes of this Agreement, “Confidential Information” includes all secrets and other confidential information, knowledge, know-how, sales, financial information, customers, lists of customers and prospective customers, broker lists, rate sheets, strategies, or products, as well as all documents, reports, and proposals relating to the same, with respect to FNB, First National Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates. Notwithstanding the foregoing, “Confidential Information” does not include (i) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Director, (ii) information that was in the Director’s possession prior to serving as a director of FNB and/or First National Bank or information received by the Director from another person without any limitations on disclosure, but only if the Director had no reason to believe the other person was prohibited from using or disclosing the information by contractual or fiduciary obligation, or (iii) information that was independently developed by the Director without using any Confidential Information of FNB, First National Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates.

b.

Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), a Director will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a proceeding, if such filing is made under seal.

c.

Legally Required Disclosures. Notwithstanding any provision of this Agreement to the contrary, a Director may disclose or reveal any information, whether including in whole or in part any Confidential Information, that such Director is required to disclose or reveal under any applicable law or is otherwise required to disclose or reveal by any governmental authority (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand, or other similar process); provided, however, that such Director makes a good faith request that the confidentiality of the Confidential Information be preserved and, to the extent not prohibited by applicable law, gives GBCI prompt notice of such requirement in advance of such disclosure and exercises reasonable efforts to preserve the confidentiality of such Confidential Information, including, without limitation, by reasonably cooperating with GBCI to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such Confidential Information by the governmental authority or other recipient of the Confidential Information. If, in the absence of a protective order (or other reliable assurance) or the receipt of a written waiver from GBCI, the Director is nonetheless legally compelled to disclose Confidential Information to a governmental authority, the Director may disclose to such governmental authority only that portion of the Confidential Information which is legally required to be disclosed.

5.

Outside Covered Area; Requests for Consent. Nothing in this Agreement prevents a Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, a financial institution that has no operations in the Covered Area. During the Term, prior to engaging in any manner in a Competing Business, a Director may request in writing that GBCI waive the restrictions set forth in this Agreement with respect to a particular proposed activity. If GBCI determines, in its sole discretion, that such activity is acceptable, GBCI may provide such Director with written consent to engage in such activity, and such activity will thereafter not be deemed a Competing Business.

6.

Passive Interest. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will prevent a Director from owning two percent (2%) or less of any class of security of a Competing Business.

7.	Miscellaneous.

a.

Individual Obligations. The obligations of each of the signatories to this Agreement are independent of one another and are not intended to be joint obligations of the undersigned. This Agreement is intended to be enforceable by GBCI and/or Glacier Bank against each Director individually.

b.

Severability. If any provision of this Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, will not be affected.

c.

Reformation. If any court determines that the obligations and restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

d.

Expenses. Except as otherwise may be agreed in writing, all costs, fees, and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs, fees, and expenses.

e.

Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by GBCI and the Director to be bound by such amendment, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

f.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Utah, except to the extent that federal law may govern certain matters.

g.

Remedies. Any breach of this Agreement by a Director will entitle GBCI and/or Glacier Bank, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies it may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

h.

Counterparts. This Agreement may be executed in one or more counterparts, including facsimile and/or scanned counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GLACIER BANCORP, INC.		FNB BANCORP

By:	Randall M. Chesler	By:	K. John Jones
Its:	President and CEO	Its:	President and CEO

GLACIER BANK		THE FIRST NATIONAL BANK OF LAYTON

By:	Randall M. Chesler	By:	K. John Jones
Its:	President and CEO	Its:	President and CEO

[Director signatures appear on the following pages]

[Signature Page to Non-Competition, Non-Solicitation, and Confidentiality Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

DIRECTOR:

[Director Signature Page to Non–Competition, Non–Solicitation, and Confidentiality Agreement]